EXHIBIT 10.8

FOIA CONFIDENTIAL TREATMENT REQUESTED BY UPEK, INC.

PURCHASE AND SUPPLY AGREEMENT

This Purchase and Supply Agreement dated as of March 4, 2004 (The “Effective Date”) is made by and between Upek, Inc., a Delaware corporation with its principal place of business located at 2001 Center Street, Suite 500, Berkeley, California 94704 (hereafter “Upek”), and STMicroelectronics N.V. with its registered office at WTC Schiphol Airport, Schiphol Boulevard 265, 1118 BH Schiphol Airport, Amsterdam, the Netherlands, acting through its Swiss Branch located at 39, Chemin du Champ des Filles, 1228 Plan-les-Ouates, Geneva, Switzerland (hereafter “ST”).

RECITAL

Whereas, ST and Upek are parties to a certain Transaction as defined below,

Whereas, in connection with the Transaction, Upek desires to purchase from ST and its Affiliates (hereafter defined) the Wafers (hereafter defined) and the Products (hereafter defined) on the terms and subject to the conditions set forth herein, and

Whereas, ST is willing to sell the Wafers and Products to Upek on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in furtherance of the foregoing Recitals and in consideration of the mutual covenants and obligations set forth in this Agreement, the Parties agree as follows:

Section 1: Definitions

Unless the provisions of this Agreement otherwise provide, the following capitalized terms used in this Agreement shall have the meaning set out below.

1.1 “Active Capacitive-Sensing Technology” shall mean technology based on a Sensor cell which contains an active charge integrator, with a feedback circuit composed of two side by side capacitor plates, as generally described in the schematics resulting from the patent applications licensed to Upek pursuant to the Asset Purchase Agreement and any improvement or enhancement to such technology.

1.2 “Affiliate” means an entity controlling, controlled by, or under common control, now and hereafter with a Party. For purposes of this Definition “control” shall mean greater than 50% of the voting rights of such entity.

1.3 “Agreement” shall mean this Purchase and Supply Agreement, together with all Appendices hereto, as the same may be hereafter amended, modified or supplemented from time to time by mutual agreement of the Parties.

FOIA CONFIDENTIAL TREATMENT REQUESTED BY UPEK, INC.

1.4 “Companion Chips” shall mean [***]*.

1.5 “Contract of Sales” shall mean an Order accepted by ST.

1.6 “CMP Planarization” shall mean chemical mechanical planarization, or CMP, which is a process whereby a chemical reaction increases the mechanical removal rate of a material, by polishing off high spots on wafers or films deposited on wafers, flattening the film or wafer.

1.7 “Current Products” shall mean TCS1 Products or TCS2 Products or TCS3 Products.

1.8 “Defect-free Die” shall mean [***]*.

1.9 “Defect-free Yield” shall mean [***]*.

1.10 “Defect-free Yield Requirement” shall mean: [***]*.

1.11 “Delivery Date” shall mean the delivery date expressly confirmed by ST upon acceptance of an Order.

1.12 “Designs” shall mean all designs, test tapes, GDSII database tapes, data, and information [***]* to manufacture Wafers or Products.

1.13 “Facility” shall mean a manufacturing plant owned or controlled by ST or an Affiliate of ST.

1.14 “Finished Form” shall mean an integrated circuit that has been wafer tested, packaged and final tested, and is in a form ready for shipment to Upek.

1.15 “Foundry Services” shall mean the services of one of the semiconductor manufacturing companies with which ST has a wafer manufacturing relationship.

1.16 “Initial Supply Period” shall mean the [***]*.

1.17 “Initial Wafer Commitment” shall mean [***]*.

1.18 “Lot Size” shall mean a group of Wafers [***]*.

1.19 “Manufacturing Processes” shall mean (i) the manufacturing processes [***]* for the production of the Sensor in Wafers form or Products form, and (ii) the manufacturing process [***]* for the production of the Companion Chips in Wafers form.

1.20 “Misprocessing” shall mean a confirmed deviation from the manufacturing flow that would result in the Wafers not meeting the Specifications.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

FOIA CONFIDENTIAL TREATMENT REQUESTED BY UPEK, INC.

1.21 “Orders” shall mean the purchase orders for Wafers or Products placed by Upek for ST from time to time.

1.22 “Parties” shall mean ST and Upek.

1.23 “Party” shall mean one of the Parties.

1.24 “Process Specification” shall mean the ST documentation describing the manufacturing flow, and the process steps within the manufacturing flow of the Manufacturing Processes and the relevant process parameters values.

1.25 “Products” shall mean Sensors, or Companion Chips, in Finished Form.

1.26 “Qualification Date” shall mean the execution by both Parties of a specific document confirming that a Wafer or a Product, as applicable, is successfully qualified.

1.27 “Risk Production Orders” shall mean the purchase orders for wafer level Products placed by Upek and accepted by ST prior to the Qualification Date.

1.28 “Sensor” shall mean [***]*.

1.29 “Specifications” shall mean for each Manufacturing Process the design rules and design kit models

1.30 “Software” shall mean the software (in object code form) to be used in the Sensor where such Software is actually provided by Upek to ST to be incorporated during the manufacturing of the Wafers or Products.

1.31 “TCS1 Product” shall mean the area sensor [***]*.

1.32 “TCS2 Product” shall mean the area sensor [***]*.

1.33 “TCS3 Product” shall mean the strip sensor [***]*.

1.34 “Total Number of Die” shall mean the gross die per wafer based on [***]*.

1.35 “Transaction” shall mean the combination of transactions effective as of the date hereof, whereby ST is contributing certain assets for Preferred Stock of Upek, licensing certain intellectual property rights and entering into this Agreement.

1.36 “Term” shall mean the period during which this Agreement is in effect, as more specifically set forth in Section 15 of this Agreement.

1.37 “Wafer(s)” shall mean a semiconductor wafer [***]*.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3

FOIA CONFIDENTIAL TREATMENT REQUESTED BY UPEK, INC.

The appendices hereto shall be taken, read and construed as essential parts of this Agreement and are incorporated herein by reference.

The headings in this Agreement are inserted for convenience of reference only and shall not be taken, read or construed as essential parts of this Agreement.

Words applicable to natural persons include any body of persons, company, corporation, firm or partnership, corporate or incorporate, and vice versa. Words importing the masculine gender shall include the feminine and neuter genders, and vice versa. Words importing the singular number shall include the plural number, and vice versa.

Section 2: Qualification of Products and Supply of Risk Wafers

2.1 Upek’s confirmation that a Wafer or Product, as applicable, is successfully qualified shall be evidenced by a document signed by both Parties. ST will provide Upek with a representative sample of each Product for inspection and qualification purpose.

2.2 Subject to Section 2.3 and if a qualification procedure was required, starting from the Qualification Date Upek will have the right to start placing Orders with ST for quantities of Wafers or Products in accordance with Section 6 below.

2.3 Upek may place Risk Production Orders for Wafers until the qualification procedure is completed in accordance with Section 2.1 above. In the event of Misprocessing encompassed by accepted Risk Production Order(s), ST shall replace the Wafers affected by such Misprocessing [***]*.

Section 3: Prototyping

3.1 Unless already in ST’s possession, Upek will deliver to ST for each Product a GDSII tape for use by ST for manufacturing purpose. ST will augment the database with ST frame data for the appropriate manufacturing process and will contract an appropriate mask shop to acquire masks or reticules where necessary.

3.2 The quantities of and prices for prototype Wafers to be manufactured by ST will be agreed upon by the Parties [***]*.

3.3 [***]*.

Section 4: Purchase and Sale Commitments.

4.1 Upek commits to purchase the Initial Wafer Commitment during the Initial Supply Period; provided, however, that such Wafers have passed qualification pursuant to Section 2.1 and the price of such Wafers [***]*.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4

FOIA CONFIDENTIAL TREATMENT REQUESTED BY UPEK, INC.

4.2 ST commits to supply Upek the Initial Wafer Commitment, [***]*, subject to the forecasting requirements of Section 6. In the event at the end of the Initial Supply Period Upek has not purchased from ST the Initial Wafer Commitment, [***]* subject to any reduction as set forth in Section 6.6 below.

4.3 Following the Initial Supply Period until the end of the Term and subject to the terms and conditions of this Agreement, ST will use reasonable efforts to supply Upek with Wafers and/or Products [***]* and [***]*.

Section 5: Changes.

5.1 If major changes or modifications are made by ST to the Specifications Upek will be informed of such changes as early as possible. [***]*

5.2 Should ST decide to port the Manufacturing Process to an ST Facility different from the ST Facility that is currently, as of the Effective Date, manufacturing the Wafers or Products and outside of the already agreed port [***]*.

5.3 ST reserves the right to modify or change the Manufacturing Process. In such event the change of Manufacturing Process will be made in accordance with ST’s process change policy attached hereto as Appendix 1.

5.4 Should ST decide to discontinue the manufacturing of Wafers or Products, ST will notify Upek through a Product Termination Notification (“PTN”). Thirty (30) days after this notification, the following rules will apply: [***]* ST will also use reasonable efforts to provide Upek with access to another manufacturing process, provided that such shall not be deemed to oblige ST to provide Upek with any manufacturing process.

Section 6: Production

6.1 Upek shall provide ST with its volume requirements for Wafers or Products for each of the Manufacturing Processes pursuant to a rolling forecast subject to the following conditions:

a)	A [***]* rolling forecast updated [***]*.

b)	A [***]* rolling forecast will be presented [***]*.

c)	[***]* such Orders shall be deemed accepted by ST, upon express confirmation by ST of a Delivery Date, and a Contract of Sale.

6.2 Each Order shall be sent to the address to be provided by ST.

Quantities specified in each Order shall be in accordance with the Lot Size for each Wafer or Product ordered. [***]*

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5

FOIA CONFIDENTIAL TREATMENT REQUESTED BY UPEK, INC.

6.3 Cancellation of Contract of Sales by Upek is possible provided that (i) the cancellation is [***]* the quantity of Wafers [***]* or Products stated in the Contract of Sale concerned by the cancellation, and (ii) subject to the following:

6.3.1 With respect to the sale and delivery of Wafers:

a)	At no cost or charge to Upek, provided that Upek provides ST with written notice of such cancellation [***]* prior to the Delivery Date set forth in the Contract of Sale affected by the cancellation;

b)	If the cancellation is requested within [***]* prior to the Delivery Date of set forth in the Contract of Sale affected by the cancellation, the fee, to be paid by Upek, equal to [***]* of the Contract of Sale affected by the cancellation, plus a fraction of [***]* of the Contract of Sale affected by the cancellation based on the number of masks already processed at the time the request for cancellation is made.

6.3.2 With respect to the sale and delivery of Products:

a)	at no cost or charge to Upek provided that Upek provides ST with written notice of such cancellation [***]* prior to the Delivery Date set forth in the Contract of Sale affected by the cancellation;

b)	If the cancellation is requested within [***]* prior to the Delivery Date set forth in the Contract of Sale affected by the cancellation, the fee, to be paid by Upek, equal to [***]* of the Contract of Sale affected by the cancellation;

c)	If the cancellation is requested within [***]* prior to the Delivery Date of set forth in the Contract of Sale affected by the cancellation, the fee, to be paid by Upek, equal to [***]* of the Contract of Sale affected by the cancellation.

6.4 Upek may reschedule a Contract of Sales provided that the rescheduling is limited to [***]* stated in the Contract of Sale affected by the rescheduling; provided that:

1.	The rescheduled delivery date is [***]* after the Delivery Date applicable to the Contract of Sale affected by the rescheduling.

2.	No delivery originally scheduled for [***]* can be rescheduled to [***]*.

3.	[***]*

6.5 ST will use reasonable effort to deliver all lots [***]* containing any of the Current Products (hereafter a “Lot”) [***]* acceptance of an Order (hereafter the “Turnaround Time”). In the event of any forecasted delay in such wafer delivery, ST will inform Upek [***]*. The Turnaround Time will be reviewed by the Parties [***]*.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6

FOIA CONFIDENTIAL TREATMENT REQUESTED BY UPEK, INC.

6.6 In the event that a Lot is not shipped within the Delivery Date the Initial Wafer Commitment will be reduced by an amount corresponding to the number of wafers [***]*.

6.7 Subject to the terms of Section 8.2 of this Agreement, in the event that a Lot delivered to Upek does not meet the Defect-free Yield Requirement (the “Low Yield Lot”), Upek may decide not to reject the Wafers in such event the following will apply:

[***]*

6.8 In the event that prior to delivery a Lot tested by ST is deemed by ST a [***]*, the following will apply:

[***]*

➢	In the event Upek informed ST that it accepts the delivery of the [***]* (the “Acceptance Notice”), such acceptance will trigger the following consequences:

[***]*

6.9 In accordance with Section 8.2 below if the [***]* is replaced by ST with another production lot, the additional elapsed delivery time, [***]*, will reduce the Initial Wafer Commitment, in accordance with the terms of Section 6.6 above.

6.10 [***]*

Section 7: [***]*

7.1 [***]*

Section 8: Shipment of Product

8.1 All shipments of Products shall be FOB from the Facility. Ownership and risk of loss or damage to the Products shall pass to Upek at ST’s delivery of the Products to the carrier at the FOB point. ST will use reasonable efforts in meeting the Delivery Date stated in the Contract of Sales. In the event that any Wafers or Products scheduled for delivery is [***]* late and Upek production is affected, Upek may request that the Wafers or Products be shipped and delivered via a different mode of transportation at ST’s expense and ST will make reasonable efforts to fulfill the request.

8.2 Within [***]* after delivery to Upek of the Wafers or Products, provided that such [***]*, Upek will inspect them and give written notice by registered or certified mail to ST of any Wafers or Products rejected, describing the Wafers or Products rejected and specifying in detail the reason or reasons why the rejected Wafers or Products do not conform. Upon receiving authorization and shipping instructions from authorized personnel of ST, Upek may return rejected Wafers or

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7

FOIA CONFIDENTIAL TREATMENT REQUESTED BY UPEK, INC.

Products, transportation charges prepaid, for inspection by ST and for replacement, if the rejection is confirmed as valid by ST. Upek will be deemed to have irrevocably accepted any and all Wafers or Products with respect to which Upek has failed to give ST written notice of rejection by registered or certified mail [***]*. ST may charge Upek any costs resulting from the testing, handling, and disposition of any Wafers or Products returned by Upek that are not found by ST to be non-conforming, provided ST has performed reasonable tests to so determine, and ST has shared the results of such tests with Upek.

8.3 If the sale Agreement calls for delivery by installments, each such installment will be deemed sold under a separate and independent Agreement, and default in any shipment or delivery shall not invalidate this Agreement as it pertains to any other shipments or deliveries. Delay in delivery of any installment will not relieve Upek of its obligation to accept remaining deliveries.

8.4 [***]* ST reserves the right to allocate production and deliveries among its various customers at ST in its sole discretion under any circumstances.

Section 9: Prices and Terms of Payment

9.1 The prices for Wafers and Products sold to Upek during the Term shall be as follows:

a.	During the Initial Supply Period the base price for [***]*.

b.	[***]*

c.	For all Products and all Wafers, [***]* the prices will be negotiated, in good faith, on a yearly basis and shall be based on the most favorable prices offered by ST to other customers for products in similar technologies and volume and under substantially the same terms and conditions.

d.	Pricing for all Wafers will be subject to the adjustments set forth in Sections 6.7, 9.1(b), and 9.1(e) of this Agreement.

e.	[***]* such service will be charged on a price per hour equal to [***]*. In the event a different platform [***]* is used in the future the hourly price for such use will be agreed upon by the Parties.

9.2 All payments shall be made by Upek in US Dollars within [***]* from Upek’s [***]*. All prices are exclusive of (a) any taxes now or existing or hereafter imposed, including but not limited, to any excise tax, sales tax, or value added tax; (b) transportation, clearance, forwarding and insurance costs; and (c) any duty.

9.3 Each shipment of Wafers or Products shall constitute an independent transaction and Upek shall pay for same in accordance with these payment terms. Where ST has extended credit to Upek, terms of payment shall be [***]*. The amount of credit may be changed, or credit withdrawn, or

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8

FOIA CONFIDENTIAL TREATMENT REQUESTED BY UPEK, INC.

terms of payment changed, by ST at any time. Unless credit is extended, payment will be required in full prior to shipment. In the event Upek becomes the subject of a bankruptcy or other insolvency proceeding, or fails to pay ST’s invoices as they become due, ST may cancel any Contract of Sales then outstanding.

9.4 [***]*. Upek is in no event entitled to make reductions on the invoice unit prices or quantities without prior written approval of ST.

Section 10: Foundry and Other Services

10.1 During the Term, upon the request of Upek, ST will use commercially reasonable efforts to make available to Upek the benefit of its existing Foundry relationships so that any Foundry already qualified on the Wafers or Product will be available to Upek. In the event Upek requests the use of such Foundry Services, ST will [***]*. In the event Foundry Services are utilized and unless the parties otherwise agree, [***]*. In such event, and notwithstanding anything to the contrary in this Agreement, the Products will be sold by ST or its Affiliates to Upek “AS IS” WITH ALL FAULTS, WITHOUT ANY WARRANTIES OF ANY KIND, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, ANY (IF ANY) WARRANTIES OF: MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, WORKMANLIKE EFFORT AND LACK OF NEGLIGENCE. ALSO THERE IS NO WARRANTY, DUTY OR CONDITION OF TITLE, QUIET ENJOYMENT, QUIET POSSESSION, CORRESPONDENCE TO DESCRIPTION OR NONINFRINGEMENT. THE ENTIRE RISK ARISING OUT OF USE OR PERFORMANCE OF THE PRODUCTS REMAINS WITH UPEK.

10.2 With respect to the Sensor Wafers, Upek will have the option to directly develop an alternate supplier in addition to an ST Foundry. [***]* For the avoidance of doubt, this Section 10.2 applies only and solely for the manufacturing steps applicable for the Sensor Wafers.

10.3 Upek may request ST to provide related services such as testing and quality assurance services. The terms and conditions for such services shall be negotiated in good faith between the parties.

Section 11: Warranty

11.1	With respect to the sale and delivery of Wafers:

11.1.1 ST warrants that the Wafers shipped by ST to Upek [***]*.

[***]*

11.1.3 This warranty shall not apply to [***]*.

11.2 With respect to the sale and delivery of Products:

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9

FOIA CONFIDENTIAL TREATMENT REQUESTED BY UPEK, INC.

11.2.1 ST warrants that during the Warranty Period [***]*. This warranty shall not apply to any defect caused by mishandling, misuse, neglect or improper testing or repair attributable to Upek, its contractors or its customers. This warranty extends only to Upek, and not to the customers of Upek, and notice of the purportedly defective Product must be given during the Warranty Period.

11.2.2 Any Product that does not conform to the above warranty may be returned to ST, as provided in Section 112.3 below. [***]*

11.2.3 As to all Products which Upek believes to have a defect (“Defective Device”), Upek may request ST in writing to provide a return material authorization (“RMA”), and Upek may send a sample of the Defective Device with its request. ST shall perform a failure analysis within:

➢	[***]* from the date of receipt of the samples [***]*;

➢	[***]* from the date of receipt of the samples [***]*.

[***]*

11.3 General Warranty Provisions applicable to the Wafers and Products:

11.3.1 ST makes no warranty or guarantee of any kind with respect to Contract of Sales for nonstandard or sub-grade Wafers or Products. Any of such Wafers or Products are sold “AS IS” “WITH ALL FAULTS”. Additionally ST makes no warranty and shall have no liability with respect to a Product failure resulting form a design, specification, schematic or software provided by Upek to ST.

11.3.2 LIFE SUPPORT DEVICES: THE PRODUCTS ARE NOT AUTHORIZED FOR USE AS CRITICAL COMPONENTS OF LIFE SUPPORT DEVICES OR SYSTEMS. ST DISCLAIMS ANY WARRANTY OR RESPONSIBILITY FOR SUCH USAGE, WHICH SHALL BE AT CUSTOMER SOLE RISK, EVEN IF ST HAS BEEN PREVIOUSLY NOTIFIED OF SUCH USAGE. AS USED HEREIN, “LIFE SUPPORT DEVICES OR SYSTEMS” ARE DEVICES OR SYSTEMS WHICH ARE INTENDED FOR IMPLANT INTO THE BODY TO SUPPORT OR SUSTAIN LIFE, OR TO ASSIST THEREIN, AND WHOSE FAILURE TO PERFORM CAN BE REASONABLY EXPECTED TO RESULT IN SIGNIFICANT INJURY TO THE USER. A “CRITICAL COMPONENT” IS ANY COMPONENT OF A LIFE SUPPORT DEVICE OR SYSTEM WHOSE FAILURE TO PERFORM CAN REASONABLY BE EXPECTED TO CAUSE OR RESULT IN THE FAILURE OF PERFORMANCE OF A LIFE SUPPORT DEVICE OR SYSTEM OR TO ADVERSELY AFFECT ITS SAFETY OR EFFECTIVENESS.

11.3.3 THE FOREGOING WARRANTY IS EXPRESSED IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED, STATUTORY AND IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND OF ALL OTHER OBLIGATIONS OR LIABILITIES

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10

FOIA CONFIDENTIAL TREATMENT REQUESTED BY UPEK, INC.

ON ST’S PART (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT), AND ST ASSUMES NOR AUTHORIZES ANY OTHER PERSON TO ASSUME FOR CUSTOMER ANY OTHER LIABILITIES IN CONNECTION WITH THE SALE OF THE WAFERS OR PRODUCTS. ST SHALL IN NO EVENT BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, LOSS OF USE OR COST OF LABOR BY REASON OF THE FACT THAT THE WAFERS OR PRODUCTS SHALL HAVE BEEN DEFECTIVE, NON-CONFORMING OR OTHERWISE NOT IN CONFORMITY WITH SECTION 11. ST NEITHER ASSUMES NOR AUTHORIZES ANY OTHER PERSON TO ASSUME FOR ST ANY OTHER LIABILITIES IN CONNECTION WITH THE SALE OF THE WAFERS OR PRODUCTS.

Section 12: Confidentiality

12.1 Each Party shall receive and hold the confidential and/or proprietary information (“Confidential Information”) of the other Party in confidence, exercising the same degree of care (and no less than reasonable care) to maintain such confidentiality as each Party uses to protect its own confidential and/or proprietary information of like importance, provided that any such Confidential Information that initially is disclosed in writing or other tangible form shall be conspicuously marked by the disclosing Party with a legend such as “Confidential” or “Proprietary,” and any such Confidential Information that initially is disclosed orally or in any other unwritten form shall be identified by the disclosing Party as confidential at the time of initial disclosure, and thereafter shall be reduced by the disclosing Party to a writing similarly marked and delivered to the receiving Party within thirty (30) days of initial disclosure. A Party receiving Confidential Information of the other Party shall use such Confidential Information only for the purpose of performance under this Agreement, and shall not disclose such Confidential Information to any other entity or person (other than to the receiving Party’s employees having a genuine need to know such Confidential Information for the purposes contemplated by this Agreement) without the prior written consent of the Party disclosing such Confidential Information (except that ST may disclose relevant portions of Upek’s Confidential Information, but only as necessary and in confidence pursuant to appropriate confidentiality agreements no less restrictive than this Agreement, to ST’s mask vendor and ST’s design/assembly/test subcontractor(s) for the purpose of performance under this Agreement). Notwithstanding anything to the contrary herein, the Parties acknowledge and agree that the Design and Software are the Confidential Information of Upek.

12.2 The obligation of one Party to receive and hold the Confidential Information of the other Party in confidence, as described above, shall terminate [***]* from the date of disclosure of the Confidential Information hereunder, and shall survive any earlier termination of this Agreement; provided, however, that neither Party shall have any obligation to the other Party with respect to any Confidential Information or any portion thereof which:

(a)	is now, or which hereafter becomes, through no wrongful act or omission on the part of the receiving Party, generally known or available; or,

(b)	is already known to the receiving Party at the time of receiving the same hereunder; or,

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11

FOIA CONFIDENTIAL TREATMENT REQUESTED BY UPEK, INC.

(c)	is furnished to a third party by the disclosing Party without restriction on disclosure; or,

(d)	is hereafter rightfully furnished to the receiving Party by a third party as a matter of right, without restriction on disclosure and without breach of this Agreement; or,

(e)	is independently developed by the receiving Party without reference to or use of the Confidential Information of the disclosing Party hereunder; or,

(f)	is approved for release by written authorization of the disclosing Party.

12.3 Each Party appoints the person listed below as its Data Control Coordinator to receive the Confidential Information of the other Party. Each Party may change its Data Control Coordinator by giving the other Party written notice of the name and address of its newly appointed representative:

For ST:	For Upek:

Name:	Name:
Title:	Title:
Phone:	Phone:
Fax:	Fax:
Email:	Email:

12.4 All Confidential Information delivered by the disclosing Party to the receiving Party pursuant to this Agreement shall be and remain the property of the disclosing Party. All originals and copies of materials received by one Party from the other hereunder are to be returned immediately upon the disclosing Party’s written request, or destroyed at the disclosing Party’s option.

12.5 Except to the extent otherwise expressly provided in this Section 12, the disclosure or furnishing of any Confidential Information by either Party hereunder shall not be construed as a grant by either Party to the other Party, whether expressly, by implication, estoppels or otherwise, of any license under any invention, patent, trademark, copyright, mask work right or other intellectual property right now or hereafter owned by either Party.

12.6 Neither Party shall publicly announce or disclose the existence of this Agreement or its terms and conditions, or advertise or release any publicity regarding this Agreement, without the prior written consent of the other Party. This provision shall survive the expiration or termination of this Agreement.

12.7 Except to the extent otherwise expressly provided in this Agreement, neither Party makes any warranty, express, statutory or implied, regarding the sufficiency of any Confidential Information disclosed under this Agreement for any purpose, or regarding claims of patent, copyright, mask work or other infringement which may arise from the use of any such Confidential Information.

12

FOIA CONFIDENTIAL TREATMENT REQUESTED BY UPEK, INC.

12.8 Subject to the requirements set forth below, either Party may disclose the other Party’s Confidential Information to the limited extent genuinely necessary: (a) to prosecute and/or defend any litigation between the parties arising out of this Agreement, and/or (b) to respond to a court order, governmental action, or as otherwise required by law. However, any such disclosure under either (a) or (b) above may be made only if the original disclosing Party has been given prior written notice of the proposed disclosure by the receiving Party, and has been given an opportunity to appear and object to such disclosure and/or to take such other protective measures as the original disclosing Party may deem appropriate.

12.9 Both parties agree that Confidential Information as described herein disclosed by an “Affiliate” (as more broadly defined below for the purposes only of this Section 12) to a Party or by a Party to an Affiliate will be governed by this Agreement, and that the receiving Party is permitted to disclose the disclosing Party’s Confidential Information to any of the receiving Party’s Affiliates who have a genuine need for such Confidential Information for the purpose set forth in this Agreement (provide that each such Affiliate is bound by an appropriate confidentiality agreement no less restrictive than this Agreement). For the purposes of Section 12 of this Agreement, “Affiliate” shall mean an entity controlling, controlled by, or under common control, now and hereafter with a Party. For purposes of this Definition “control” shall mean greater than 50% of the voting rights of such entity.

Section 13: Indemnification

13.1 ST will defend, indemnify and hold harmless Upek, its officers and employees from and against claim(s) alleging that the Manufacturing Processes (or any modified Manufacturing Processes pursuant to Section 5.3) infringe any copyrights, patents, trade secrets, mask works or other proprietary rights of any third parties arising under United States law or the law of any other country in which the Products are sold and will pay resulting costs, damages and reasonable attorney’s fees finally awarded, provided that: (a) Upek promptly notifies ST, by written communication, of the claim, (b) Upek cooperates, in a reasonable manner and at ST costs with ST, in the defense; and (c) ST has sole control of the defense and all related settlement negotiations. If such claim occurs, or in ST’s opinion is likely to occur, Upek agrees to permit ST, at its option and expense, and without limiting the above indemnification, either to procure for Upek the right to continue using the Wafers or the Products or to replace or modify the same so as such Wafers and/or Products become non-infringing and provides the same capability and performance as before.

13.2 ST shall have no obligation under Section 13.1 for any claim, to the extent such claim results from: (a) the combination of a Product with other products if such infringement would not have arisen but for the combination; (b) the specification(s), the Designs or Software provided by Upek to ST under this Agreement. Upek shall defend, indemnify and hold ST harmless and shall pay all costs, and reasonable attorneys’ fees and expenses relating to its defense resulting from any suit, claim, demand, action arising from (a) or (b) above and pay all damages finally awarded, provided that (i) ST promptly notifies Upek, by written communication, of such event under (a) or (b) above; (ii) ST cooperates, in a reasonable manner and at Upek’s costs with Upek, in the defense; and (iii) Upek has sole control of the defense and all related settlement negotiations.

13.3 Each Party total liability to the other under Section 13.1 is subject to Section 14 below.

13

FOIA CONFIDENTIAL TREATMENT REQUESTED BY UPEK, INC.

13.4 The foregoing states the entire liability of ST for infringement under this Agreement. THIS PROVISION IS STATED IN LIEU OF ANY OTHER EXPRESSED, IMPLIED OR STATUTORY WARRANTY AGAINST INFRINGEMENT, AND SHALL BE THE SOLE AND EXCLUSIVE REMEDY FOR INFRINGEMENT OF ANY KIND.

Section 14: Liability

14.1 EXCEPT WITH RESPECT TO BREACHES OF A PARTY’S OBLIGATIONS UNDER SECTION [***]*, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR FOR EXEMPLARY OR PUNITIVE DAMAGES, HOWEVER CAUSED, WHETHER FOR BREACH OF WARRANTY, CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

14.2 EXCEPT WITH RESPECT TO BREACHES OF A PARTY’S OBLIGATIONS UNDER SECTION [***]*, ST TOTAL LIABILITY TO UPEK FOR ANY KIND OF LOSS, DAMAGE OR LIABILITY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, UNDER ANY THEORY OF LIABILITY, SHALL NOT EXCEED [***]*. THE LIMITATIONS SPECIFIED IN THIS SECTION 14 SHALL SURVIVE AND APPLY EVEN IF ANY LIMITED REMEDY SPECIFIED IN THIS AGREEMENT IS FOUND TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.

Section 15: Term and Termination

15.1 The term of this Agreement shall begin on the Effective Date, and unless previously terminated as herein after set forth, shall remain in force for an initial period of three (3) years (the “Term”). The Agreement shall automatically renew thereafter on an annual basis unless either party notifies the other of its election not to renew, such notice to be provided in writing six (6) months prior to the end of the initial three year term or any renewal term.

15.2 Each Party may, at its discretion, upon written notice to the other party, and in addition to its rights and remedies provided under this Agreement and at law, terminate this Agreement or any individual Contract of Sale in the event of any of the following:

(a)	Upon a breach by the other Party of any material provision in this Agreement, and failure of such Party to cure such material default within sixty (60) days upon written notice thereof.

(b)	A Party becomes the subject of any voluntary or involuntary proceeding under the applicable federal or state bankruptcy or insolvency laws and such proceeding is not terminated within sixty (60) days of its commencement.

15.3 Upon the expiration or termination of this Agreement or any individual Contract of Sale however arising the following shall apply:

[***]*

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14

FOIA CONFIDENTIAL TREATMENT REQUESTED BY UPEK, INC.

15.4 Upon termination of this Agreement, the terminating Party shall have the right to pursue all available remedies at law or in equity that it may elect.

15.5 The provisions of Sections 1, [***]* and 16 shall survive any termination or expiration of this Agreement.

Section 16: General Provisions

16.1 Assignment. This Agreement may not be assigned by either Party, nor any of such Party’s rights or obligations hereunder, to any third party including without limitation through a U.S. Bankruptcy Code Chapter 11 reorganization, without prior written consent of the other Party. For the purposes of this Agreement the following shall be deemed an assignment: (1) any dissolution, merger, consolidation, or other reorganization of or affecting the Party, whether or not such Party is the surviving entity, and (2) the sale or transfer, whether is one or a series of transactions, of stock possessing more than fifty percent of the total combined voting power of all classes of the party’s capital stock issued, outstanding and entitled to vote for the election of the directors and (3) a sale of all or substantially all of the assets of a Party. Notwithstanding the foregoing, restriction on assignment, and except with respect to the possibility to increase the commitment set forth in Section 4.2 above to a maximum of 50%, each Party will have the right to assign this Agreement to a successor or affiliate in connection with a reorganization, merger or similar transaction, provided that the successor or affiliate agrees to assume and fulfill all of such Party’s ongoing and future obligations under this Agreement. In the event that this Agreement is assigned effectively to a third party, this Agreement shall bind upon successors and assigns of the Parties hereto. Provided, however, that ST has the right to assign this Agreement to any of its Affiliates upon prior notice to Upek.

16.2 Force majeure. Except for the payment of purchase prices, fees and/or royalties, neither Party shall be liable to the other Party for failure of or delay in performance of any obligation under this Agreement, directly or indirectly, owing to acts of God, war, war-like condition, embargoes, riots, strike and other events beyond its reasonable control. In the event that such failure or delay occurs, the affected Party shall notify the other Party of the occurrence thereof as soon as possible and the Parties shall discuss the best way to resolve the event of force majeure.

16.3 Legal Notices. All legal notices provided for in connection with this Agreement shall be given in writing and shall be effective (i) upon receipt, when served by personal delivery; or (ii) on the third day following the date of transmittal when transmitted by express mail (e.g., Federal-Express, UPS); or (iv) on the 7th day following the date of mailing when sent by registered airmail of the sender’s country with postage prepaid, addressed to the Party as follows, or to a changed address as the Party shall have specified by prior written notice:

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

15

FOIA CONFIDENTIAL TREATMENT REQUESTED BY UPEK, INC.

ST:	ST Microelectronics, Inc.
1310 Electronics Drive
Carrollton, TX 75006 U.S.A.
Attention: General Counsel; and

Upek:	Upek, Inc. 2001 Center Street,
Suite 500, Berkeley, California 94704.
Attention: Chief Executive Officer

16.4 Waiver. The waiver by either Party of the remedy for the other Party’s breach of or its right under this Agreement will not constitute a waiver of the remedy for any other similar or subsequent breach or right.

16.5 Severability. If any provision of this Agreement is or becomes, at any time or for any reason, unenforceable or invalid, no other provision of this Agreement shall be affected thereby, and the remaining provisions of this Agreement shall continue with the same force and effect as if such unenforceable or invalid provisions had not been inserted in this Agreement.

16.6 Press Release. Neither Party shall make any announcement or press release regarding this Agreement or any terms thereof without the other Party’s prior written consent.

16.7 Amendment. No changes, modifications or alterations to this Agreement shall be valid unless reduced to writing and duly signed by the respective authorized representative of each Party.

16.8 Governing Law and Venue. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of Delaware without respect to its conflict of law provisions. The Parties shall attempt to resolve any dispute arising in connection with this Agreement amicably by mutual agreement. Any such dispute which is not resolved by agreement within a period of sixty (60) days after the date of delivery of a notice describing the dispute referred to as “Notice of Claim” shall be finally settled by an arbitral tribunal consisting of three arbitrators appointed by the Court of Arbitration of the International Chamber of Commerce (ICC). The arbitration tribunal , including all staff, all witnesses, and attending non-Parties, shall be legally bound by agreements and/or orders to prevent disclosure of any information which may be disclosed to them in connection with arbitration proceedings conducted hereunder. The arbitration shall take place in the city of Delaware, United States of America in the English language and according to the Rules of conciliation and arbitration of the ICC. The arbitrators shall apply the State of Delaware law to the merits of the dispute and in all cases shall decide in accordance with the terms of this Agreement. The arbitral decision and award shall be final and binding and shall deal with the questions of costs of arbitration an all matters related thereto. For the avoidance of doubt, nothing in this Section 16.8 shall prevent either party seeking interim injunctive relief from a court of appropriate jurisdiction and the seeking of such relief will not operate as a waiver of arbitrability.

16.9 No Partnership. In giving effect to this Agreement, no Party shall be or be deemed to be an agent or employee of another Party for any purpose, and that their relationship to each other shall be that of independent contractors. Nothing in this Agreement shall constitute a partnership or a joint venture between the Parties. No Party shall have the right to enter into contracts or pledge the credit of or incur expenses or liability on behalf of the other Party.

16

FOIA CONFIDENTIAL TREATMENT REQUESTED BY UPEK, INC.

16.10 Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes all prior proposal(s) and discussions relative to the subject matter of this Agreement, and neither of the Parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to the subject matter other than as expressly provided herein. The terms and conditions contained herein and the mutually agreed upon appendices attached hereto constitute the entire agreement between the Parties and shall supersede all previous communications either oral or written between the Parties with respect to the subject matter hereof. No oral explanation or oral information by either Party hereto shall alter the meaning or interpretation of this Agreement.

[The remainder of this page is intentionally left blank.]

17

FOIA CONFIDENTIAL TREATMENT REQUESTED BY UPEK, INC.

IN WITNESS WHEREOF, the authorized representative of the Parties hereto have executed this Agreement as of the Effective Date.

STMicroelectronics N.V.		Upek Systems Inc.

By:	/s/ Aldo Romano	By:	/s/ Alan Kramer
	(Signature)		(Signature)

Print Name: Aldo Romano		Print Name: Alan Kramer

Title:	Corporate VP – TPA Group	Title:	Chief Executive Officer

Date: March 4, 2004		Date: March 4, 2004

18

FOIA CONFIDENTIAL TREATMENT REQUESTED BY UPEK, INC.

Appendix 1

Process Change Policy

[***]*

*	Indicates that the appendix has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the appendix.

FOIA CONFIDENTIAL TREATMENT REQUESTED BY UPEK, INC.

Appendix 2

Manufacturing Steps

[***]*

*	Indicates that the appendix has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the appendix.